EXHIBIT 2


         This Declaration of Trust is made this third day of July, 1996, by Abraham D. Gosman, of Palm Beach, Florida, hereinafter called the trustee, which term, and any pronoun referring thereto, shall be deemed to mean the trustee or trustees for the time being hereunder,

                                WITNESSETH THAT:

         WHEREAS Michael M. Gosman, of Weston, Massachusetts, Andrew D. Gosman, of Newton, Massachusetts, and/or any other person or persons may hereafter from time to time convey, assign, transfer, give, devise, bequeath and/or appoint property, real or personal, to said Abraham D. Gosman, as trustee as aforesaid, under the designation "Trustee under Gosman Family CareMatrix Trust";

         NOW, THEREFORE, said Abraham D. Gosman, the trustee hereunder, hereby declares to and covenants with the beneficiaries hereunder that he and his successors in trust shall hold all such property received or in any way acquired by them as such trustees (all hereinafter called the trust property) upon the trusts hereinafter set forth.

         ARTICLE FIRST: This instrument shall be known as "Gosman CareMatrix Trust".

         ARTICLE SECOND: With respect to any property that may be transferred to the trustees as aforesaid, the trustees shall deal with the same as follows:

         1. The trustees shall designate any property they shall receive from said Michael M. Gosman as a separate trust estate for his benefit and shall deal with such separate trust estate upon the trusts hereinafter in the following Article Third set forth.

         2. The trustees shall designate any property they shall receive from said Andrew D. Gosman as a separate trust estate for his benefit and shall deal with said separate trust estate upon the trusts hereinafter in said Article Third set forth.

         3. With respect to any trust property the trustees shall receive from a person or persons other than said Michael M. Gosman or said Andrew D. Gosman, the trustees shall designate the same as a separate trust estate for the benefit of such of said Michael or said Andrew as such person or persons shall, by instrument in writing delivered to the trustees hereunder at the time of such transfer, direct. In default of such direction, the trustees shall divide any and all property transferred to the trustees as aforesaid into such number of shares, one or two, as shall be required, and shall designate one of said shares as a separate trust estate for the benefit of such of said Andrew D. Gosman and said Michael M. Gosman as are or is then living.

         Notwithstanding anything hereinbefore in this Article provided, with respect to any property directed by the foregoing provisions of this Article to be designated as a separate trust estate for the benefit of either said Andrew or said Michael, if the trustees are then holding another separate trust estate hereunder for the benefit of said Andrew or said Michael, as the case may be, the trustees shall add the share so designated for his benefit to, and thereafter deal with the same as a part of, such other separate trust estate.

         ARTICLE THIRD: With respect to the separate trust estates designated in accordance with the provisions of the foregoing Article Second for the benefit of said Andrew D. Gosman and said Michael M. Gosman and directed by said provisions to be dealt with upon the trusts in this Article Third set forth (each of said Andrew and said Michael with respect to the separate trust estate so designated for his benefit being hereinafter referred to as the "beneficiary") the trustees shall hold and manage the trust property, or as much thereof as from time to time remains in their hands or possession, shall collect the income and proceeds thereof and, after paying all proper expenses of administering the trust with respect thereto, including reasonable compensation for their services, shall deal with and dispose of the remaining income and principal thereof as follows:

         1. For and during the life of the beneficiary, the trustees shall pay over or transfer to, and/or apply for the benefit of, the beneficiary such (if any) sum or sums and/or other property from said income and/or principal, at such time or times and in such manner or manners, as in the absolute and uncontrolled discretion of the disinterested trustee or trustees shall for any reason or purpose whatsoever, - including the termination of the trust hereunder, - be deemed desirable, and the trustees shall accumulate and add to the principal of the trust property any income not paid over, transferred or applied in accordance with the foregoing provisions of this Section.

         2. Unless sooner terminated by payment, transfer and/or application of the entire principal of the trust property in accordance with and as authorized or directed by the foregoing provisions hereof, the trust hereunder shall terminate upon the death of the beneficiary and the trustees shall thereupon pay over or transfer the entire then remaining principal of the trust property as follows:

                  A. As the beneficiary shall by his last will and testament direct and appoint, making specific reference to the provisions of this Declaration of Trust conferring such power of appointment, to or among, or in favor or for the benefit of, any person or persons whomsoever, natural or corporate, whether then or thereafter from time to time living or in existence, including, without hereby limiting the generality of the foregoing language, the beneficiary's estate, his creditors and the creditors of his estate, and in such proportion or proportions, if more than one, as the beneficiary shall so appoint.

                  B. In default of such appointment (or to the extent, if any, to which such appointment shall not be fully effective), the trustees shall pay over or transfer said principal to the executors of the beneficiary's will, in their representative capacity as such, to be dealt with as general assets of the beneficiary's estate.


                                        2

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         ARTICLE FOURTH: Notwithstanding anything to the contrary elsewhere in this Declaration of Trust provided, with respect to the right and power to vote, and to execute waivers and consents in respect to any shares of stock or other securities that may, from time to time be comprised in the trust property (hereinafter referred to as "voting rights") and also with respect to determinations relative to the investment, reinvestment or retention of the trust property, it is provided as follows:

         1. With respect to each separate trust estate held under the provisions of the foregoing Article Third hereof, the beneficiary thereof shall (subject to the following provisions of this Section) have full and unqualified voting rights in respect to any shares of stock that shall be comprised in the trust property and the trustee or trustees shall, on request in writing from the beneficiary, execute and deliver any and all instruments that may be necessary to enable the beneficiary to exercise such voting rights; PROVIDED, HOWEVER, that, in the event that any person or persons transferring to a separate trust estate hereunder any shares of stock or other securities with respect to which any voting right may be exercisable shall, at the time of such transfer, deliver (or mail by registered or certified mail, postage prepaid) to the trustees hereunder an instrument in writing signed by such person or persons notifying the trustees that said voting rights shall be exercisable by a person or persons other than the beneficiary of said separate trust estate, then said voting rights shall be exercisable only by the person or persons specified in said direction and in accordance with any limitations or other restrictions therein set forth.

         The trustee or trustees hereunder, based upon such evidence as said trustee or trustees shall, in their absolute and uncontrolled discretion, deem available and sufficient, are authorized to make all determinations necessary or desirable in order to give effect to the provisions of this Section, including but not limited to, determinations relative to the construction of any written instrument containing a direction as to the manner in which voting rights with respect to any shares of stock contributed to any separate trust estate hereunder are to be exercisable, and all determinations so made shall be final and binding.

         2. Subject to the provisions of the foregoing Section 1, if and while said Abraham D. Gosman is acting as a trustee hereunder, said Abraham D. Gosman shall have the sole responsibility to make all determinations relative to the investment, reinvestment, retention and disposition of the trust property or any portion or portions thereof and any other trustee or trustees shall, on request in writing from said Abraham D. Gosman, abide by such determinations and execute and deliver any and all such instruments in writing, including, but not limited to subscriptions and documents of sale, acquisition or exchange, as shall or may be reasonably necessary or proper to enable said Abraham D. Gosman to exercise such responsibility, and said other trustee or trustees shall have no duty to make recommendations or otherwise initiate action with respect to any matter as to which sole responsibility is held by said Abraham D. Gosman as hereinbefore provided. Notwithstanding as aforesaid, upon the first to occur of (a) receipt by said other trustee or trustees of an instrument in writing signed by a physician authorized to practice medicine in either the Commonwealth of Massachusetts or the State of Florida wherein said physician shall certify that said Abraham D. Gosman is incapable,

                                        3

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by reason of advanced age, mental weakness, mental illness or physical incapacity, of making determinations relative to the investment of property and
(b) an adjudication by a court of competent jurisdiction that said Abraham D. Gosman is incapable of caring for his property, said Abraham D. Gosman shall, if he is then acting as trustee hereunder, cease to be a trustee hereunder without the necessity of any act of resignation.

         ARTICLE FIFTH: No principal or income payable or transferable or to become payable or transferable under this Declaration of Trust shall be subject to anticipation or assignment by any beneficiary hereof or to the interference or control of any creditor of any such beneficiary, or to be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such beneficiary, prior to its receipt by the beneficiary, and any money or other property payable or transferable to a married person shall be to such person's separate use, free from the interference or control of any spouse of such person.

         ARTICLE SIXTH: In addition to, and not in limitation of, their common law and statutory powers, but subject to the provisions of the foregoing Article Fourth hereof, the trustees hereunder are expressly authorized to exercise with respect to the trust property, of whatever from time to time consisting, the powers following, to wit:

         1. To receive and collect all sums due or payable to them as such trustees and to take all steps which they shall think proper to enforce the payment thereof.

         2. To retain any property, real or personal, including cash, which they may receive or acquire as trustees, in the same state of investment in which received or acquired by them as far and as long as they shall think proper, even though such property shall be of a character or in an amount not customarily considered proper for the investment of trust funds; and to receive or acquire at any time or from time to time and to retain property returning no income as long and as far as the trustees shall think proper, without the same being in any way chargeable with income and without the proceeds thereof, in case of sale, being in any part deemed income.

         3. From time to time and as often as they shall think proper to sell or to exchange, at public or private sale or transaction, for cash or on credit, and for such considerations and on such terms as they think proper, any real or personal property held by them as trustees hereunder, and, with respect to any property so sold or exchanged, to transfer or convey the same by good and sufficient deed or deeds or other instrument or instruments of transfer to, or as directed by, the purchaser or purchasers thereof, free from all trusts, and the trustees shall have power in case of any sale or exchange or offer to sell or exchange to buy in the property, or to buy in, rescind or vary any contract and to resell or re-exchange any such property.

         4. To invest and reinvest the whole or any part or parts of the trust property and from time to time and as often as they shall see fit to change investments, including power to invest in all types of securities (including, among others, bonds, preferred stocks, common stocks and beneficial interests of or in corporations, domestic or foreign, and so-called investment trusts and investment companies) and other property, real or personal, of whatsoever nature and

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however denominated, all to such extent as shall seem to the trustees proper, and without liability for loss, even though such property shall be of a character or in an amount not customarily considered proper for the investment of trust funds.

         5. To participate in such manner and upon such terms as they shall think proper in any reorganization, merger, consolidation, sale of assets or recapitalization affecting any of the trust property, to settle, adjust, compromise, compound or subordinate any debts owing to or by them as such trustees or any other claims or demands either in favor of or against the trust assets or themselves as such trustees, and to adjust any disputes in relation to debts or claims by arbitration or otherwise, and to pay any debts or claims against them as such trustees upon any evidence that to them shall seem sufficient.

         6. To waive notice of and to vote at all meetings of any corporation or other enterprise or organization any of the shares or other securities having voting power of which are included in the trust assets, and in connection with any such voting to give such proxies and to such persons as the trustees shall think proper, and to consent to or approve action taken at any such meeting; and to enter into one or more voting trust agreements with respect to any of such shares or other securities in such form or forms as the trustees shall think proper, and to transfer any such shares or other securities of record for voting purposes to the trustee or trustees under any such voting trust agreement.

         7. To determine, in accordance with recognized rules of accounting, all questions that may arise in the administration of the trust as to whether and to what extent any money or other thing of value received by the trustees shall be deemed to be principal or to be income, and as to whether and to what extent any charge or expense paid by them shall be charged against principal or against income, including power, in accordance with such rules, to apportion any receipt or expense between principal and income and to determine what portion, if any, of the actual income received upon any wasting investment, or upon any investment purchased or acquired at a premium, shall be retained and added to principal to prevent a diminution thereof upon maturity or exhaustion of such investment.

         8. To employ (and pay compensation to) such attorneys, brokers, banks, custodians, investment counsel and other servants and agents (who as to each said category may be natural or corporate persons, or firms of which any trustee is a member or associate) as the trustees shall think proper, and any trustee hereunder may by instrument in writing delegate to any such servant or agent or to any co-trustee or co-trustees hereunder or any other person or persons any or all of the powers in this instrument given for such periods of time as such trustee shall think proper and as shall be specified in such writing, PROVIDED ALWAYS, HOWEVER, that no disinterested trustee shall delegate to any co-trustee, or to any other person whomsoever, the exercise of any power or discretion which is expressly conferred upon or stated to be exercisable by the disinterested trustee or trustees, and no purported delegation of the exercise of any such power or discretion shall be valid or of any force or effect whatsoever.



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         9. To incur all such liabilities and expenses, and to pay from the trust assets in their hands all such sums, as the trustees shall think proper for the management and care of the trust property or for carrying out any of the powers in this instrument given, including, without limiting the foregoing generality, repairs, improvements, taxes, assessments, insurance, counsel fees, wages, commissions of brokers on the sale, leasing, letting or encumbering of any property, their own compensation and all other charges.

         10. To give partial releases of, and to extend or subordinate, any mortgages or pledges held by them, upon such terms as the trustees shall think proper, to assign or discharge any such mortgage or pledge, to take possession of any property mortgaged to the trustees, to exercise any power of sale contained in any such mortgage or pledge, and to do any act which they shall think proper to foreclose the same by entry or otherwise.

         11. To borrow money from any person or persons whomsoever, in each case with or without giving security or personal liability for the repayment thereof, and in all respects upon such terms and conditions as the trustees shall think proper.

         12. To lease, mortgage or otherwise encumber, partition, manage, repair, insure, improve and generally to deal in and with any and all real estate from time to time comprised in the trust assets, all on such terms as the trustees shall think fit, including power to tear down or demolish any buildings thereon and power to erect others in their stead, and power to give leases for periods that may extend beyond the duration of the trust.

         13. To hold, manage, invest and account for any two or more trusts under this Declaration as a single fund, making the division thereof only upon the books of account of the trustees by appropriate entries therein, and in such event to allocate to each such trust its proportionate part of the principal and income of the common fund and to charge against each such trust its proportionate part of the expenses of administrating the common fund.

         14. To make, execute, seal, acknowledge and deliver any and all such assignments, deeds, contracts and other instruments as the trustees shall think proper to transfer or convey the trust assets or any part or parts thereof or any interest therein, or in any way relating to or affecting the same or any part thereof, or to carry out any of the powers in this instrument contained.

         15. To hold property, real or personal, in the name or names of a nominee or nominees, who or which may be one or more natural or corporate persons, and, as to shares of stock, evidences of indebtedness or other certificates or securities, to hold the same endorsed in blank, or in street certificates, so called, or otherwise in bearer form, and in all such cases without disclosure of the trusts hereunder.

         16. In making any division or distribution of the trust property or any separate trust estate, or any portion of any thereof, to value, in accordance with recognized methods of valuing property, all property to be divided or distributed, and to make division or distribution thereof as far as the trustees shall think practicable by setting off to each beneficiary or to each separate trust estate approximately proportionate amounts of each kind of security or other property included in the property to be divided or distributed, and by turning over or allocating in kind at the valuations so made by the trustees any property not so set off, or by converting all or any part of the property to be divided or distributed into money and dividing or distributing the same, or by making division or distribution partly in one way and partly in the other, and further including power to allocate undivided interests in any asset in appropriate fractions or shares to any two beneficiaries or separate trust estates.

         Notwithstanding anything to the contrary elsewhere in this Declaration contained, each power hereinbefore in this Declaration conferred on the trustees shall be deemed to be so conferred, in relation to each trust hereunder, for the term of such trust. As to each power which is hereinbefore in this Article defined and is applicable to the purposes of liquidation or distribution of assets, the trustees shall have and may exercise, in relation to each trust hereunder and for such purposes, a like power from the termination of such trust until all assets thereof have been disposed of or distributed. All powers and discretions which according to this or any other Article hereof are given to the trustees may be exercised by the trustee or trustees for the time being hereunder and may be exercised without application to any court for authority or permission, but nothing in this sentence contained shall be deemed to permit the exercise otherwise than by the disinterested trustee or trustees of powers or discretions expressly given to or stated to be exercisable by the disinterested trustee or trustees hereunder.

         ARTICLE SEVENTH: No firm, association, trust or corporation any of whose securities are included in the trust property, and no transfer or other agent of any such firm, association, trust or corporation, and no purchaser from, or anyone else (including beneficiaries hereunder) having any dealings (including, but not limited to, receipts of trust property) with, the trustees in good faith shall (i) be responsible for the application of any money or other thing of value paid to, or in accordance with the direction of, the trustees, or for carrying out any of the provisions of this instrument (the receipt of the trustees being a full discharge), or (ii) be under any obligation to ascertain or inquire into the power or authority of the trustees to purchase, sell, exchange, transfer, partition, invest, lend, mortgage, pledge, or otherwise encumber, lease, let, distribute, vote (including the giving of proxies), apply or otherwise in any way dispose of or deal with any of such securities or any other property included in the trust property or to receive or make any payment, transfer, distribution or application or to execute and deliver any instrument or to take any other action of any kind taken or contemplated by the trustees, or be under any obligation to ascertain or inquire into the reasonableness or propriety of any such action taken or contemplated by the trustees.

         Any certificate in writing executed by the trustees or any trustee hereunder setting forth the existence of any facts the existence of which is necessary or proper to authorize the execution of any instrument or the taking of any action by the trustees or such trustee shall, as to all persons acting in good faith in reliance thereon, be conclusive evidence of the truth of the statements made in such certificate and of the existence of the facts therein stated to exist.


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         ARTICLE EIGHTH: The trustees shall, at least as often as annually after the receipt by them of any property, with respect to each separate trust estate then held by them hereunder, render an account of the administration thereof to the beneficiary thereof, and the acquiescence by the beneficiary in the matters and transactions stated therein or reflected thereby shall, as to all such matters and transactions so acquiesced in, be final and binding upon the beneficiary. For the purposes of this Article, (a) an account shall be deemed to be rendered to the beneficiary upon the delivery or mailing, postage prepaid, of a copy thereof to the beneficiary and (b) the beneficiary shall be deemed to have acquiesced in a matter or transaction, stated in or reflected by any such account (i) if the period of one year from the time such account is rendered to the beneficiary shall elapse without the beneficiary having objected to said matter or transaction by instrument in writing delivered or mailed, postage prepaid, to any one or more of the trustees hereunder or (ii) upon the written assent of the beneficiary at any time to said matter or transaction and/or to said account. The books of account of the trustees hereunder shall at all reasonable times be open to inspection by each and every beneficiary.

         ARTICLE NINTH: Any trustee hereunder may at any time resign as such by instrument in writing signed by such trustee and delivered, or mailed by registered or certified mail, postage prepaid to the person, or to any person, to whom, in accordance with the provisions of the immediately foregoing Article hereof, an account would be required to be rendered if an account were then to be rendered of each trust then being administered hereunder.

         Forthwith upon his acceptance in writing of the office of trustee hereunder, Michael J. Bohnen, of said Newton, shall be and become a trustee hereunder. Subject to the foregoing appointment, if and whenever there shall be fewer than two persons acting as trustees hereunder, a person shall be appointed to act as a trustee hereunder, each such appointment to be by instrument in writing signed by the then senior member (in point of age) of the firm of Nutter, McClennen & Fish, LLP, of Boston, Massachusetts, or of any firm which is an immediate or more remote successor to said named firm and each such appointment to be consistent with the requirement that at all times at least one of the trustees hereunder shall be a disinterested trustee, and each person so appointed shall, upon such person's acceptance in writing of the office of trustee hereunder, be and become such trustee.

         Each person who shall become a trustee hereunder in accordance with the foregoing provisions hereof shall thenceforth have all and the same rights, powers, duties and exemptions herein given to the original trustees and shall be vested with title to the trust property, jointly with any other person or persons then acting as trustee or trustees hereunder, all without the necessity of any act of transfer or conveyance. No bond shall ever be required of any original trustee hereunder or of any person who shall become a trustee hereunder in accordance with the foregoing provisions hereof.

         As used in this Declaration, the word "trustees" and any pronoun referring thereto, shall be deemed to mean the trustees or trustee for the time being hereunder, wherever the context so permits, and the expression "disinterested" trustee, and any pronoun referring thereto, shall be deemed to mean said Michael J. Bohnen or any successor trustee appointed pursuant to the

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foregoing provisions of this Article who has no beneficial interest, vested or contingent, in either the principal or the net income of the trust property, or of any portion thereof.

         Except as elsewhere in this Declaration expressly otherwise stated, the trustees shall use reasonable discretion in exercising each of the powers herein granted to them and may be restrained from doing otherwise, but, notwithstanding any language, or inference therefrom, to the contrary (or in limitation hereof) anywhere in this instrument contained, no original trustee or succeeding trustee hereunder hereinbefore named or who shall become such trustee as hereinbefore provided shall under any circumstances or in any event be held liable or accountable out of such trustee's personal assets or be deprived of compensation by reason of any action taken, suffered or omitted in good faith, or be so liable or accountable for more money or other property than such trustee actually receives, or be so liable, accountable or deprived by reason of honest errors of judgment or mistakes of fact or law, or by reason of the existence or failure to disclose the existence of any personal or adverse interest, or by reason of anything except such trustee's own personal and willful malfeasances and defaults.

         ARTICLE TENTH: Notwithstanding anything to the contrary elsewhere in this instrument contained, this Declaration of Trust and the trusts hereby created may be altered, amended or terminated by instrument in writing signed and acknowledged by (i) such of said Andrew D. Gosman and said Michael M. Gosman as is then living and (ii) the disinterested trustee then acting hereunder, PROVIDED, HOWEVER, that no such instrument according to the purport of which any beneficial interest, vested or contingent, in either the principal or net income of the trust property, or, of any portion thereof, shall ever become payable, transferable or distributable to or for the benefit of any person who is then a disinterested trustee hereunder, his or her estate, his or her creditors or the creditors of his or her estate, shall be valid or effective to any extent whatsoever. No assent of any other person to any such instrument of alteration or amendment or termination shall be required. The power to alter or amend this Declaration of Trust and the trusts hereby created shall not be exhausted by a single exercise thereof but may be exercised from time to time. In the event of the termination of this Declaration of Trust and the trusts hereby created in accordance with the foregoing provisions of this Article, the trustees shall, notwithstanding any provisions to the contrary hereinbefore in this instrument contained, pay over, transfer and deliver all property then held by them hereunder to the donor, all upon payment to the trustees of all lawful and proper charges then existing in their favor upon or against the trust property.

         ARTICLE ELEVENTH: The validity and effect of the provisions of this Declaration of Trust shall be determined and construed in accordance with the laws of the Commonwealth of

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Massachusetts, in which Commonwealth each of said Andrew D. Gosman and said
Michael M. Gosman is domiciled.

         IN WITNESS WHEREOF, said Abraham D. Gosman, the trustee hereunder, has set his hand and seal, in the presence of the individuals witnessing at his request, all hereunto and to one other instrument of like date and tenor, all as of the date first above written.



                                                      /s/ Abraham D. Gosman
                                                      ---------------------
                                                      Trustee


         We certify that this instrument was signed and declared by said Abraham
D. Gosman in our presence, and that we, in his presence and in the presence of each other, have signed our names as witnesses.


/s/ Cynthia Rice                3189 Indian Trail, Lantana FL
------------------------       -------------------------------------------------
Witness                           Address


/s/ Jennifer M. Rice            12930 Persimmon Blvd. Royal Palm Beach, FL 33411
------------------------       -------------------------------------------------
Witness                           Address



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                               Trustee Acceptance


         I, Michael J. Bohnen, hereby accept the office of trustee under the "Gosman CareMatrix Trust".

         WITNESS my hand and seal.


                                                      /s/ Michael J. Bohnen
                                                      ---------------------


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss                                                   November 20, 1996

         Then personally appeared the above-named Michael J. Bohnen and acknowledged the foregoing instrument to be his free act and deed,

         Before me,

                                     /s/ Jo A. Mayhew
                                -----------------------------------------------
                                Notary Public

                                My commission expires:

                                         JO A. MAYHEW, Notary Public

                                         My Commission Expires  3/13/03.
                                                                --------

                                   Assignment



         The undersigned Andrew D. Gosman, of Newton, Massachusetts, for nominal nonmonetary consideration, receipt whereof is hereby acknowledged, hereby assigns, sets over and transfers unto Abraham D. Gosman, of Palm Beach, Florida, as he is trustee of that certain Declaration of Trust executed under date of July 3, 1996, and known as "Gosman CareMatrix Trust", (the "Assignee"), the following listed shares of stock ("shares of stock"), upon the conditions and subject to the limitations hereinafter specified, to be dealt with by said trustee as a part of the separate trust estate for the benefit of the undersigned held under the provisions of Article Third of said Declaration. The shares of stock that are subject to this Assignment are as follows:

        1.           14,948.6       A.M.A. New Jersey Development, Inc., common;
        2.            1,549.8       CareMatrix of Amethyst Arbor, Inc., common;
        3.            1,549.8       CareMatrix of Emerald Springs, Inc., common;
        4.            1,549.8       CareMatrix of Darien, Inc., common;
        5.            1,549.8       CareMatrix of Massachusetts, Inc., common;
        6.            1,549.8       CareMatrix of ARI, Inc., common;
        7.            1,549.8       CareMatrix of Cypress Station, Inc., common;
        8.            1,549.8       CareMatrix of Amber Lights, Inc., common;
        9.            1,549.8       CarePlex of Miami Shores, Inc., common;
       10.            1,549.8       CarePlex of Cragganmore, Inc., common; and
       11.            1,549.8       CarePlex of Homestead, Inc., common;

         Notwithstanding anything to the contrary hereinbefore in this instrument provided, and in accordance with the provisions of Section 1 of Article Fourth of said Declaration of Trust, the undersigned hereby expressly directs that the right and power to vote and to execute waivers and consents (hereinafter referred to as "voting rights") with respect to the shares of stock hereinbefore in this instrument listed, shall be exercisable in the following manner:

         1. Said Abraham D. Gosman shall have the full and unqualified right and power to exercise voting rights with respect to fifty-eight and nine-tenths percent (58.9%) of the shares of stock of each corporation listed above, such right to be and remain exercisable by said Abraham D. Gosman (irrespective of any termination of the separate trust estate for the benefit of the undersigned held under said Article Third) until the first to occur of (i) the death of said Abraham D. Gosman or (ii) 12:00 midnight December 31, 2010.

         2. The undersigned hereby expressly reserves the voting rights with respect to the remaining forty-one and one tenth percent (41.1%) of the shares of stock of each corporation listed above.

         3. As used in this instrument, the expression "shares of stock" shall be deemed to include not only any shares stock listed above but also any shares of stock that the Assignee may receive on account of any stock dividends or stock splits with respect to any shares of stock so listed and also any shares of stock received in connection with any exchange of such stock or its proceeds or any merger or reorganization or transfer of assets.

         IN WITNESS WHEREOF, the undersigned Andrew D. Gosman has set his hand and seal, all as of this 19th day of September, 1996.


                                                  /s/ Andrew D. Gosman
                                                --------------------------------
                                                Andrew D. Gosman


         The undersigned, Abraham D. Gosman, as trustee of said "Gosman CareMatrix Trust" hereby accepts the foregoing assignment, upon the terms specified, all as of this 19th day of September, 1996.



                                                  /s/ Abraham D. Gosman
                                                --------------------------------
                                                Abraham D. Gosman
                                                as trustee of "Gosman
                                                CareMatrix Trust" and
                                                not individually

                                   Assignment



         The undersigned Michael M. Gosman, of Weston, Massachusetts, for nominal nonmonetary consideration, receipt whereof is hereby acknowledged, hereby assigns, sets over and transfers unto Abraham D. Gosman, of Palm Beach, Florida, as he is trustee of that certain Declaration of Trust executed under date of July 3, 1996, and known as "Gosman CareMatrix Trust", (the "Assignee") the following listed shares of stock ("shares of stock"), upon the conditions and subject to the limitations hereinafter specified, to be dealt with by said trustee as a part of the separate trust estate for the benefit of the undersigned held under the provisions of Article Third of said Declaration. The shares of stock that are subject to this Assignment are as follows:

        1.           14,948.6       A.M.A. New Jersey Development, Inc., common;
        2.            1,549.8       CareMatrix of Amethyst Arbor, Inc., common;
        3.            1,549.8       CareMatrix of Emerald Springs, Inc., common;
        4.            1,549.8       CareMatrix of Darien, Inc., common;
        5.            1,549.8       CareMatrix of Massachusetts, Inc., common;
        6.            1,549.8       CareMatrix of ARI, Inc., common;
        7.            1,549.8       CareMatrix of Cypress Station, Inc., common;
        8.            1,549.8       CareMatrix of Amber Lights, Inc., common;
        9.            1,549.8       CarePlex of Miami Shores, Inc., common;
       10.            1,549.8       CarePlex of Cragganmore, Inc., common; and
       11.            1,549.8       CarePlex of Homestead, Inc., common;

         Notwithstanding anything to the contrary hereinbefore in this instrument provided, and in accordance with the provisions of Section 1 of Article Fourth of said Declaration of Trust, the undersigned hereby expressly directs that the right and power to vote and to execute waivers and consents (hereinafter referred to as "voting rights") with respect to the shares of stock hereinbefore in this instrument listed, shall be exercisable in the following manner:

         1. Said Abraham D. Gosman shall have the full and unqualified right and power to exercise voting rights with respect to fifty-eight and nine-tenths percent (58.9%) of the shares of stock of each corporation listed above, such right to be and remain exercisable by said Abraham D. Gosman (irrespective of any termination of the separate trust estate for the benefit of the undersigned held under said Article Third) until the first to occur of (i) the death of said Abraham D. Gosman or (ii) 12:00 midnight December 31, 2010.

         2. The undersigned hereby expressly reserves the voting rights with respect to the remaining forty-one and one tenth percent (41.1%) of the shares of stock of each corporation listed above.

         3. As used in this instrument, the expression "shares of stock" shall be deemed to include not only any shares stock listed above but also any shares of stock that the Assignee may receive on account of any stock dividends or stock splits with respect to any shares of stock so listed and also any shares of stock received in connection with any exchange of such stock or its proceeds or any merger or reorganization or transfer of assets.

         IN WITNESS WHEREOF, the undersigned Michael M. Gosman has set his hand and seal, all as of this 19th day of September, 1996.


                                                  /s/ Michael M. Gosman
                                                --------------------------------
                                                Michael M. Gosman


         The undersigned, Abraham D. Gosman, as trustee of said "Gosman CareMatrix Trust" hereby accepts the foregoing assignment, upon the terms specified, all as of this 19th day of September, 1996.



                                                  /s/ Abraham D. Gosman
                                                --------------------------------
                                                Abraham D. Gosman
                                                as trustee of "Gosman
                                                CareMatrix Trust" and
                                                not individually